UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                         Pursuant to Section 13 of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 15, 1995


                   Sears Credit Account Master Trust I
              (Exact name of registrant as specified in charter)


Illinois                33-41484-01            Not Applicable
(State of               (Commission            (IRS Employer
Organization)           File Number)         Identification No.)

c/o Sears Receivables Financing Group, Inc.
3711 Kennett Pike
Greenville, Delaware                                      19807
 (Address of principal executive offices)               (Zip Code)


Registrant's Telephone Number, including area code: (302) 888-3176


Former name, former address and former fiscal year, if changed since last report: Not Applicable

Item 5.     Other Events

            Commencing with billing cycles beginning in March 1995, Sears changed the methodology specified in its SearsCharge plan on which the minimum monthly payment is based. The effect generally is a lower monthly payment being required. It is anticipated that the payment rate on the Sears Portfolio and the Accounts will decline as a result of this change, although the extent of such decline is unknown. It is not anticipated that any such reduction in the payment rate will result in a delay of any scheduled payment of interest or principal to Investor Certificateholders, although no assurance can be given in that regard.

            On March 15, 1995, Registrant made available the Monthly Investor Certificateholders' Statement set forth as Exhibit 21.


Item 7.     Financial Statements and Exhibits

  21. Monthly Investor Certificateholders' Statement related to the distribution of March 15, 1995 and reflecting the performance of the Trust during the Due Period ended in February 1995, which will accompany the distribution on March 15, 1995.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Sears Credit Account Master Trust I
                                          (Registrant)


                        By:   Sears Receivables Financing Group, Inc.
                                    (Originator of the Trust)


                        By:   /S/PERRY N. WEINE
                              Perry N. Weine
                              Vice President, Administration


Date: March 15, 1995
                                 EXHIBIT INDEX



Exhibit No.



      21.   Monthly Investor Certificateholders' Statement -
            (March 15, 1995).